UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): 14 May 2012

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The discussion of the amendments to the Ensco plc equity plans and the termination and amendment of the Deposit Agreement set forth in response to Item 8.01 below is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The discussion of the termination and amendment of the Deposit Agreement set forth in response to Item 8.01 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The discussion of the termination and amendment of the Deposit Agreement and the description of Class A Ordinary Shares set forth in response to Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Termination and Amendment of Deposit Agreement

On 14 May 2012, Ensco plc (“Ensco”) and Citibank, N.A. (“Citibank”) agreed to terminate the Deposit Agreement, dated as of 29 September 2009 (as amended, the “Deposit Agreement”), among Ensco, Citibank and the holders and beneficial owners of American Depositary Shares (“ADSs”) issued thereunder, in order to convert the outstanding ADSs into Class A Ordinary Shares, nominal value US$0.10 per share (“Shares” or “Class A Ordinary Shares”), of Ensco, and to cause the Shares to be listed and traded on the New York Stock Exchange (“NYSE”) in lieu of ADSs (the “Conversion”). Ensco anticipates the Shares will be listed on the NYSE on 22 May 2012 and trade under the symbol “ESV.” Ensco and Citibank agreed to amend the Deposit Agreement to, among other items, (i) eliminate the sale of Shares represented by the ADSs not presented for cancellation in connection with the Conversion without Ensco’s consent; (ii) provide for the immediate cancellation of ADSs held in “street name” through The Depository Trust Company (“DTC”) and the delivery of the corresponding Shares to DTC (or its nominee) on 22 May 2012 (the “Conversion Date”); (iii) provide for the delivery, as part of the Conversion, of all remaining Shares represented by ADSs (other than ADSs held through DTC and ADSs held for a subsidiary of Ensco for the use and benefit of Ensco in connection with its equity plans) to a custodial account maintained at DTC by Computershare Trust Company, N.A. (“Computershare”), as exchange agent for the Conversion and as custodian for holders who elect to hold uncertificated Shares; (iv) provide that, as of the Conversion Date, each holder of uncertificated ADSs shall be entitled to receive the corresponding Shares from Computershare as exchange agent for the Conversion, upon the terms set forth in a notice of termination and amendment to be sent to such holders; and (v) provide that, as of the Conversion Date, each American Depositary Receipt (“ADR”) shall evidence the right to receive from Computershare, as exchange agent for the Conversion, the number of Shares corresponding to the ADSs previously evidenced by the ADRs, upon the terms set forth in a notice of termination and amendment to be sent to such holders.

Description of Class A Ordinary Shares

The following description of the Class A Ordinary Shares amends and supersedes the description set forth in the Current Report on Form 8-K12B, filed on 23 December 2009, for purposes of updating Ensco’s registration statement under the Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended:

The following information is a summary of the material terms of the Class A Ordinary Shares, as specified in the Articles of Association of Ensco plc (the “Articles”). This summary is not complete and is subject to the complete text of the Articles. You are encouraged to carefully read the Articles.

•	All of the issued Class A Ordinary Shares are fully paid and not subject to any further calls by Ensco.

•	Class A Ordinary Shares carry the right to receive dividends or other distributions paid by Ensco.

•	The holders of Class A Ordinary Shares have the right to receive notice of, and to attend and vote at, all general meetings of Ensco.

•

Subject to the U.K. Companies Act 2006 (the “Companies Act”), any equity securities issued by Ensco for cash must first be offered to Ensco shareholders in proportion to their existing holdings of Class A Ordinary Shares unless waived by a special resolution of Ensco shareholders, either generally or specifically, for a maximum period not exceeding five years. A special resolution to that effect was adopted on 15 December 2009, which expires on 15 December 2014.

•

Class A Ordinary Shares are not redeemable; however, subject to the Companies Act, Ensco may purchase or contract to purchase any of its ordinary shares off-market. Ensco may only purchase its ordinary shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

•

If Ensco is wound up (whether the liquidation is voluntary, under supervision of a court or by a court), the liquidator is under a duty to collect in and realize the assets of Ensco and to distribute them to Ensco’s creditors and, if there is a surplus, to Ensco shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

•

Under the Companies Act, a “special resolution” of shareholders requires the affirmative vote of not less than 75% of votes cast and an “ordinary resolution” requires the affirmative vote of greater than 50% of votes cast.

Share Capital.

As of the date of this report, there are (a) 50,000 Class B Ordinary Shares, nominal value £1.00 per share (the “Class B Ordinary Shares”) in issue and held by a subsidiary of Ensco and (b) 235,849,942 Class A Ordinary Shares, nominal value US$0.10 per share, in issue. On 15 December 2009, by special resolution adopted by the then sole shareholder of Ensco, the board of directors of Ensco (the “Ensco Board”) was authorized to allot a total of additional shares with an aggregate nominal value of US$30.0 million, of which US$8,584,994 of aggregate nominal value of Class A Ordinary Shares have been previously allotted and issued as of the date of this report. Any shares allotted and issued pursuant to such shareholder authority may be Class A Ordinary Shares, Class B Ordinary Shares or a class of shares with such rights as the Ensco Board shall determine at the time of allotment and issuance. Such shareholder authority expires on 15 December 2014 unless renewed.

All of the issued Class A Ordinary Shares are fully paid and not subject to any further calls by Ensco. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Class A Ordinary Shares.

All Class A Ordinary Shares are represented by certificates in registered form issued (subject to the terms of issue of the shares) by Ensco’s transfer agent and registrar, Computershare.

Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Ensco shares in the same manner and under the same terms as U.K. residents or nationals.

The Class A Ordinary Shares and the Class B Ordinary Shares (collectively, the “Ordinary Shares”) have the same rights and privileges in all respects. While the Class B Ordinary Shares remain in issue, such shares have no voting rights or rights to dividends or distributions, to the extent that they are held by Ensco or any of its subsidiaries.

Dividends.

Subject to the Companies Act, the Ensco Board may declare a dividend to be paid to the shareholders according to their respective rights and interests in Ensco, and may fix the time for payment of such dividend. The Ensco Board may from time to time declare and pay (on any class of shares of any amounts) such dividends as appear to them to be justified by the profits of Ensco that are available for distribution. There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares. The Ensco Board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The Articles permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Class A Ordinary Shares instead of cash, with respect to all or part of future dividends. Ordinary Shares held by or for the benefit of an Ensco subsidiary will not be entitled to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company. Further, the trustees of an employee benefit trust established in connection with Ensco’s equity incentive plans have agreed that Class A Ordinary Shares held by it will not be entitled to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.

If a shareholder owes any money to Ensco relating in any way to any class of Ensco shares, the Ensco Board may deduct any of this money from any dividend on any shares held by the shareholder, or from other money payable by Ensco in respect of the shares. Money deducted in this way may be used to pay the amount owed to Ensco.

Unclaimed dividends and other amounts payable by Ensco in respect of an Ordinary Share can be invested or otherwise used by the directors for the benefit of Ensco until they are claimed under English law. A dividend or other money remaining unclaimed for a period of twelve years after it first became due for payment will be forfeited and cease to remain owed by Ensco.

Voting Rights.

At a general meeting any resolutions put to a vote must be decided on a poll rather than by a show of hands.

Subject to any rights or restrictions as to voting attached to any class of shares in accordance with the Articles or by agreement and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid; (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares; (iii) with respect to any shares held by or for the benefit of any subsidiary of Ensco; or (iv) with respect to any Shares held by the trustees of an employee benefit trust established in connection with Ensco’s equity incentive plans in which a beneficial interest has not yet vested in a beneficiary of such trust, every shareholder (other than any subsidiary of Ensco) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of Ensco will have one vote for every share of which he or she is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which he or she is the proxy, except that any proxy who has been appointed by DTC or its proxies shall have such number of votes as equals the number of shares in relation to which such proxy has been appointed.

In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders.

The necessary quorum for a general shareholder meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised (whether pursuant to the Companies Act and/or under the Articles) shall be disregarded for the purposes of determining a quorum).

An annual general meeting of shareholders shall be called by not less than 21 clear days’ notice and no more than 60 days’ notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 14 clear days’ notice and no more than 60 days’ notice. The notice of meeting also must specify a time (which shall not be more than 60 days nor less than 10 days before the date of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.

An appointment of proxy (whether in hard copy form or electronic form) must be received by Ensco before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote; in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, an appointment of proxy must be received after such meeting and not less than 24 hours (or such shorter time as the Ensco Board may determine) before the time appointed for taking the poll; or in the case of a poll not taken immediately but taken not more than 48 hours after the meeting, the appointment of proxy must be delivered at the meeting at which the poll is to be taken. An appointment of proxy not received or delivered in accordance with the Articles is invalid under English law.

Return of Capital.

In the event of a voluntary winding-up of Ensco, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Ensco, whether or not the assets consist of property of one kind or of different kinds.

The liquidator also may, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset that could subject him or her to a liability.

Preemptive Rights and New Issues of Shares.

Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the Articles pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal values of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which shareholders approval would be required to renew the exclusion). In this context, equity securities generally means in relation to Ensco Ordinary Shares (being shares other than shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution) and all rights to subscribe for or convert securities into such shares.

On 15 December 2009, shareholder resolutions were adopted which authorized the directors (generally and unconditionally), for a period up to five years from the date on which the resolutions were passed, to allot shares of Ensco, or to grant rights to subscribe for or to convert or exchange any security into shares of Ensco, up to an aggregate nominal amount of US$30,000,000, of which US$8,584,994 of aggregate nominal value of Class A Ordinary Shares previously have been allotted and issued as of the date of this report, and to exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue until 15 December 2014 and thereafter it must be renewed, but Ensco may seek renewal for additional five year terms more frequently. Ensco may, before the expiration of any such authority, make an offer or agreement that would or might require Ensco shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

Subject to the provisions of the Companies Act and to any rights attached to any existing shares, any Ensco shares may be issued with, or have attached to them, such rights or restrictions as the shareholders of Ensco may by ordinary resolution determine, or, where the above authorizations are in place, the Ensco Board may determine such rights or restrictions.

The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted share made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted share award or any other share-based grant must be paid pursuant to the Companies Act.

Disclosure of Interests in Shares.

Section 793 of the Companies Act provides Ensco the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any shares (the “default shares”) to disclose prescribed particulars of those shares. For this purpose default shares includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the “default shares” as provided within the Companies Act.

Under the Articles, Ensco also will withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer “default shares” if the relevant holder of “default shares” has failed to provide the information requested within 14 days after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Ensco Board decides otherwise).

Alteration of Share Capital/Repurchase of Shares.

Ensco may from time to time:

•	increase its share capital by allotting new shares in accordance with the authority contained in the shareholder resolution referred to above and the Articles;

•	by ordinary resolution of its shareholders, consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

•	by ordinary resolution of its shareholders, subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

Subject to the Companies Act and to any rights the holders of any Ensco shares may have, Ensco may purchase any of its own shares of any class (including any redeemable shares, if the Ensco Board should decide to issue any) by way of “off-market purchases” with the prior approval of the shareholders by special resolution. Such approval lasts for up to five years from the date of the special resolution, and renewal of such approval for additional five year terms may be sought more frequently. In connection with the termination of the ADS facility and the Conversion, Ensco’s previously authorized share repurchase program ended and the establishment of a new program would require approval of the shareholders by special resolution. Shares may only be repurchased out of distributable profits or the proceeds of a fresh issue of shares made for that purpose, and, if a premium is paid, it must be paid out of distributable profits.

Transfer of Shares.

The Articles allow shareholders to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form that is permitted by the Companies Act and is approved by the Ensco Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share that is not fully paid) by or on behalf of the transferee and must be delivered to the registered office or any other place the directors decide.

The Ensco Board and the transfer agent may refuse to register a transfer:

•	if the shares in question are not fully paid;

•	if it is with respect to more than one class of shares;

•	if it is with respect to shares on which Ensco has a lien;

•	if it is in favor of more than four persons jointly;

•	if it is not duly stamped by the U.K. HMRC (if such a stamp is required);

•	if it is not presented for registration together with the share certificate and evidence of title as the Ensco Board reasonably requires; or

•	in certain circumstances, if the holder has failed to provide the required particulars to Ensco as described under “Disclosure of Interests in Shares” above.

Shareholders are strongly encouraged to hold their Class A Ordinary Shares in book entry form through the facilities of DTC, which may be achieved by instructing the delivery of such Class A Ordinary Shares to a bank or brokerage account or by appointing Computershare as custodian for such Class A Ordinary Shares. Transfers of Class A Ordinary Shares held in book entry form through DTC will not attract a charge to stamp duty or Stamp Duty Reserve Tax (“SDRT”) in the U.K. A transfer of title in the Class A Ordinary Shares from within the DTC system out of DTC and any subsequent transfers that occur entirely outside the DTC system, including repurchase by Ensco, will attract a stamp duty (currently 0.5%), which is payable by the transferee of the Class A Ordinary Shares. Any such duty must be paid (and the relevant transfer document stamped by the HMRC) before the transfer can be registered in the books of Ensco. In addition, if those Class A Ordinary Shares are redeposited into DTC, the redeposit will attract stamp duty or SDRT. Ensco has put in place arrangements to require that Class A Ordinary Shares held in certificated form cannot be transferred into the DTC system until the transferor of the Class A Ordinary Shares has first delivered the Class A Ordinary Shares to a depository specified by Ensco so that SDRT may be collected in connection with the initial delivery to the depository. Any such Class A Ordinary Shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in the books of Ensco, the transferor also will be required to put in the depository funds to settle the resultant liability to SDRT, which is currently 1.5% of the value of the Class A Ordinary Shares, and to pay the transfer agent such processing fees as may be established from time to time.

If the Ensco Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Ensco, send to the transferee notice of the refusal, together with its reasons for refusal.

General Meetings and Notices.

The notice of a general meeting of shareholders shall be given to the shareholders of record (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Ensco Board and to the auditors.

Under English law, Ensco is required to hold an annual general meeting of shareholders within 6 months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Ensco Board.

Liability of Ensco and its Directors and Officers.

The Articles provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders against Ensco or its directors. English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability. Ensco has entered into deeds of indemnity with each of its current directors and executive officers and purchased insurance on their behalf. In addition, directors and executive officers may be covered by indemnification agreements and indemnification rights granted under the charter documents of Ensco subsidiaries. Shareholders can ratify by ordinary resolution a director’s or certain officer’s conduct amounting to negligence, default, breach of duty or breach of trust in relation to the company.

Anti-takeover Provisions.

The provisions summarized below do not include those provisions required by the Companies Act. The provisions of the Articles summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Class A Ordinary Shares and discouraging, delaying or preventing changes in control or management of Ensco.

Takeover offers and certain other transactions in respect of certain public companies are regulated by the U.K. City Code on Takeovers and Mergers (the “Takeover Code”), which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions that oversees the conduct of takeovers. An English public limited company potentially is subject to the Takeover Code if, among other factors, its central place of management and control are within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel generally will look to the residency of a company’s directors to determine where it is centrally managed and controlled. In connection with Ensco’s redomestication to the U.K. in December 2009, the Takeover Panel confirmed that, based upon Ensco’s then-current and intended plans for its directors and management, for purposes of the Takeover Code, Ensco would be considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man and, therefore, that the Takeover Code would not apply to Ensco. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to Ensco.

Classified Board of Directors

The Ensco Board is divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, shareholders have no cumulative voting rights. In addition, the Articles incorporate provisions that regulate shareholders’ ability to nominate directors for election. Although shareholders have the ability to remove a director without cause under English law, the classification of the directors, the lack of cumulative voting and the limitations on shareholders’ powers to nominate directors will have the effect of making it more difficult not only for any party to obtain control of Ensco by replacing the majority of the Ensco Board but also to force an immediate change in the composition of the Ensco Board. However, under the Articles, if the shareholders remove the entire Ensco Board, a shareholder may then convene a general meeting for the purpose of appointing directors. It should be noted that, under English law, beneficial holders of Class A Ordinary Shares may have to withdraw their Class A Ordinary Shares from DTC or obtain a valid proxy from Cede & Co., the nominee of DTC, in order to exercise their rights to nominate and remove directors or otherwise exercise their powers as a shareholder.

Issuance of Additional Shares

The Ensco Board has the authority, without further action of its shareholders, for a period of five years from 15 December 2009, but subject to its statutory and fiduciary duties, to allot shares of Ensco, or to grant rights to subscribe for or to convert or exchange any security into shares of Ensco, up to an aggregate nominal amount of US$30,000,000, of which US$8,584,994 of aggregate nominal value of Class A Ordinary Shares previously have been allotted and issued as of the date of this report, and to exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue until 15 December 2014 and thereafter it must be renewed, but Ensco may seek renewal for additional five year terms more frequently. The issuance of further shares on various terms could adversely affect the holders of Class A Ordinary Shares. The potential issuance of further shares may discourage bids for Class A Ordinary Shares at a premium over the market price, may adversely affect the market price of Class A Ordinary Shares and may discourage, delay or prevent a change of control of Ensco.

Shareholder Rights Plan

The Ensco Board has the necessary corporate authority, without further action of its shareholders for a period of five years from December 2009, but subject to its statutory and fiduciary duties, to give effect to a shareholder rights plan and to fix the terms thereof. Such a plan could make it more difficult for another party to obtain control of Ensco by threatening to dilute a potential acquirer’s ownership interest in the company under certain circumstances. The Ensco Board may adopt a shareholder rights plan at any time.

The anti-takeover and other provisions of the Articles, as well as the adoption of a shareholder rights plan, could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance shareholder value by discouraging certain types of abusive takeover tactics. However, these provisions could have the effect of discouraging others from making tender offers for Class A Ordinary Shares and, as a consequence, also may inhibit fluctuations in the market price of Class A Ordinary Shares that could result from actual or rumored takeover attempts.

Plan Amendments

In connection with the termination of the ADS facility and the Conversion, Ensco amended the following equity plans to provide for the issuance or purchase of Shares in lieu of ADSs and to make certain modifications related to the termination of the Deposit Agreement:

•	ENSCO International Incorporated 2005 Long-Term Incentive Plan (as revised and restated on 22 December 2009 and as assumed by Ensco as of 23 December 2009)

•	ENSCO International Incorporated 1998 Incentive Plan (as assumed by Ensco as of 23 December 2009)

•	Pride International, Inc. 1993 Directors’ Stock Option Plan (as assumed by Ensco as of 31 May 2011)

•	Pride International, Inc. 1998 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011)

•	Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as assumed by Ensco as of 31 May 2011)

•	Pride International, Inc. 2007 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011)

•	Ensco Non-Employee Director Deferred Compensation Plan

•	Ensco Supplemental Executive Retirement Plan

•	Ensco 2005 Non-Employee Director Deferred Compensation Plan

•	Ensco 2005 Supplemental Executive Retirement Plan

•	Ensco Savings Plan

•	Ensco Multinational Savings Plan

Termination of Share Repurchase Authorization

In connection with the termination of the ADS facility and the Conversion, the share repurchase agreements previously entered into with two investment banks became of no effect by their own terms. Accordingly, Ensco’s previously authorized share repurchase program, which provided for the repurchase from time to time, at market prices plus a commission, of Ensco’s ADSs in an aggregate amount of up to $562.4 million, ended. The establishment of a new share repurchase program would require approval by special resolution.

Ensco Annual General Meeting of Shareholders

The Conversion to Class A Ordinary Shares will not affect the voting process for the upcoming Annual General Meeting of Shareholders of Ensco plc to be held on 22 May 2012. Voting instructions already validly given to Citibank will be voted as directed without any additional action being required by Ensco shareholders. Shareholders who have not yet voted may give their voting instructions to Citibank per the instructions for voting included in the proxy materials through the voting cut-off date of 16 May 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1*	Letter Agreement, by and among Ensco plc, Citibank, as depositary, and Computershare, as exchange agent for the termination of Ensco’s ADR program, dated as of 14 May 2012.

4.2*	Form of American Depositary Receipt.

10.1*	Amendment to ENSCO International Incorporated 2005 Long-Term Incentive Plan (as revised and restated on 22 December 2009 and as assumed by Ensco as of 23 December 2009), dated as of 14 May 2012.

10.2*	Amendment to ENSCO International Incorporated 1998 Incentive Plan (as assumed by Ensco as of 23 December 2009), dated as of 14 May 2012.

10.3*	Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.4*	Amendment to Pride International, Inc. 1998 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.5*	Amendment to Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.6*	Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.7*	Amendment to Ensco Non-Employee Director Deferred Compensation Plan, dated as of 14 May 2012.

10.8*	Amendment to Ensco Supplemental Executive Retirement Plan, dated as of 14 May 2012.

10.9*	Amendment to Ensco 2005 Non-Employee Director Deferred Compensation Plan, dated as of 14 May 2012.

10.10*	Amendment to Ensco 2005 Supplemental Executive Retirement Plan, dated as of 14 May 2012.

10.11*	Amendment to Ensco Savings Plan, dated as of 14 May 2012.

10.12*	Amendment to Ensco Multinational Savings Plan, dated as of 14 May 2012.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: 15 May 2012	By:	/s/ Christopher T. Weber
Christopher T. Weber Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1*	Letter Agreement, by and among Ensco plc, Citibank, as depositary, and Computershare, as exchange agent for the termination of Ensco’s ADR program, dated as of 14 May 2012.

4.2*	Form of American Depositary Receipt.

10.1*	Amendment to ENSCO International Incorporated 2005 Long-Term Incentive Plan (as revised and restated on 22 December 2009 and as assumed by Ensco as of 23 December 2009), dated as of 14 May 2012.

10.2*	Amendment to ENSCO International Incorporated 1998 Incentive Plan (as assumed by Ensco as of 23 December 2009), dated as of 14 May 2012.

10.3*	Amendment to Pride International, Inc. 1993 Directors’ Stock Option Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.4*	Amendment to Pride International, Inc. 1998 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.5*	Amendment to Pride International, Inc. 2004 Directors’ Stock Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.6*	Amendment to Pride International, Inc. 2007 Long-Term Incentive Plan (as assumed by Ensco as of 31 May 2011), dated as of 14 May 2012.

10.7*	Amendment to Ensco Non-Employee Director Deferred Compensation Plan, dated as of 14 May 2012.

10.8*	Amendment to Ensco Supplemental Executive Retirement Plan, dated as of 14 May 2012.

10.9*	Amendment to Ensco 2005 Non-Employee Director Deferred Compensation Plan, dated as of 14 May 2012.

10.10*	Amendment to Ensco 2005 Supplemental Executive Retirement Plan, dated as of 14 May 2012.

10.11*	Amendment to Ensco Savings Plan, dated as of 14 May 2012.

10.12*	Amendment to Ensco Multinational Savings Plan, dated as of 14 May 2012.

*	Filed herewith.